Exhibit 107

Calculation of Filing Fee Table
Form S-8
(Form Type)
Arcus Biosciences, Inc.
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common Stock, $0.0001 par value per share, reserved for issuance pursuant to the Arcus Biosciences, Inc. 2018 Equity Incentive Plan	Other(2)	3,570,000 (3)	$19.250 (2)	$68,722,500.00	0.0001381	$9,490.58
Equity	Common Stock, $0.0001 par value per share, reserved for issuance pursuant to the Arcus Biosciences, Inc. 2018 Employee Stock Purchase Plan	Other(4)	1,071,000 (5)	$16.360 (4)	$17,521,560.00	0.0001381	$2,419.73
Total Offering Amounts					$86,244,060.00		$11,910.30
Total Fees Previously Paid							$0.00
Total Fee Offsets							$0.00
Net Fee Due							$11,910.30
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(1)Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Registrant’s common stock that become issuable under the plans set forth herein as a result of any stock dividend, stock split, recapitalization, or other similar transaction effected without the receipt of consideration that results in an increase to the number of outstanding shares of Registrant’s common stock, as applicable.
(2)Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and (h) under the Securities Act and based upon the average of the high and low prices of the Registrant’s common stock as reported on the New York Stock Exchange on February 19, 2026.
(3)Represents additional shares of common stock available for issuance under the Arcus Biosciences, Inc. 2018 Equity Incentive Plan pursuant to the evergreen provisions of such plan.
(4)Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and (h) under the Securities Act and based upon the average of the high and low prices of the Registrant’s common stock as reported on the New York Stock Exchange on February 19, 2026, multiplied by 85%.
(5)Represents additional shares of common stock available for issuance under the Arcus Biosciences, Inc. 2018 Employee Stock Purchase Plan pursuant to the evergreen provisions of such plan.